Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew F. Hilzinger and Michelle M. Warner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (or such other appropriate form) and any and all amendments thereto (including, without limitation, any and all post-effective amendments thereto) relating to the offer and sale by USG Corporation of an indeterminate principal amount or number of debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants, rights or purchase contracts, as well as units that include any of these securities or securities of other entities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them with or without the other, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
This power of attorney has been signed as of the 20th day of July, 2016 by the following persons:

/s/ James S. Metcalf	/s/ William H. Hernandez
James S. Metcalf, Chairman of the Board, President and Chief Executive Officer	William H. Hernandez, Director

/s/ Jose Armario	/s/ Brian A. Kenney
Jose Armario, Director	Brian A. Kenney, Director

/s/ Thomas A. Burke	/s/ Richard P. Lavin
Thomas A. Burke, Director	Richard P. Lavin, Director

/s/ Matthew Carter, Jr.	/s/ Steven F. Leer
Matthew Carter, Jr., Director	Steven F. Leer, Director

/s/ Gretchen R. Haggerty
Gretchen R. Haggerty, Director